EXHIBIT 10.3
                    SECOND AMENDMENT TO AMENDED AND RESTATED
                     EMPLOYMENT AGREEMENT OF JAMES A. STROUD

         This second amendment (the "Second Amendment") to the Amended and Restated Employment Agreement of James A. Stroud is entered into effective as of May 31, 1999, by and between Capital Senior Living Corporation (the "Company") and James A. Stroud ("Employee").

         WHEREAS, the Company and Employee entered into the Amended and Restated Employment Agreement dated October 8, 1997, as amended on March 22, 1999 (the "Employment Agreement"), and

         WHEREAS, the Company and Employee desire to amend the Employment Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The first and second sentence of Paragraph 4, shall be deleted and the following shall be added:

         CSL shall pay to Employee a base salary at an annual rate of not less than Two Hundred and Fifty Thousand ($250,000.00) per annum, paid in approximately equal installments no less frequently than semi-monthly. An annual bonus of thirty-three and one-third percent (33-1/3%) of Employee's base salary shall be paid in quarterly installments, subject to increase by the Compensation Committee and subject to meeting performance standards that the Company's reported quarterly earnings per share is not less than the First Call consensus earnings per share for that quarter. The Compensation Committee will use its reasonable discretion to determine the amount of the quarterly bonus to be paid if the reported quarterly earnings per share are lower than the First Call consensus earnings per share.

         2. The last sentence of Paragraph 5 shall be deleted and the following added: "The number of shares and approximate vesting schedule of such options shall be at least as favorable to Employee as those contained in options granted to any other officer of the Company and its subsidiaries.

         3. The phrase "annual minimum bonus" in Paragraph 6(C), "minimum annual bonus" in Paragraph 7(A)(i), and "minimum base bonus" in Paragraph 7(B)(i) shall be deleted and the following shall be added: "annual bonus paid during the term of this Agreement in the past twelve (12) months."

         4. In Paragraph 7(D)(i), the last word ", and" shall be deleted and be replaced with a period. In addition, Paragraph 7(D)i(B) shall be amended to form a new paragraph as follows:

                  a) The parenthetical "(i)(B)" shall be deleted and the new parenthetical "(ii)" shall be added at the beginning of the paragraph.




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                  b) The parenthetical  "(D)(i)(B)" shall be deleted and the new parenthetical "(D)(ii)" shall be added in the last sentence of the paragraph.

                  c) The last sentence starting with "The Company shall..." shall be deleted.

                  The remaining parentheticals "(ii) through (v)" shall be deleted and the new parentheticals "(iii) through (vi)" shall be added. In new paragraph 7(D)(iii), the parenthetical "7(D)i(B)" shall be deleted and the new parenthetical "7(D)(ii)" shall be added.

                  In new Paragraph 7(D)(vi), the phrase ", family partnership or other family entity" shall be added after the word "trust".

         5. The phrase  "Paragraphs  7, 8, 9, and 10" in the second  sentence of
      Paragraph  14  shall  be  deleted  and  the  following   shall  be  added,
      "Paragraphs 7, 8, 9, 10, and 17".

         6. A new paragraph 17 shall be added:

                  17. INDEMNIFICATION BY COMPANY. The Company shall and hereby does indemnify Employee to the extent and in accordance with the terms of Attachment I to this Agreement.

         7. Except as expressly provided herein, all of the terms and provisions of the Employment Agreement shall remain in full force and effect and unchanged. All capitalized terms used herein which are not otherwise defined herein shall have the meaning ascribed to such terms in the Employment Agreement.

         IN WITNESS WHEREOF, this Second Amendment has been duly executed on the 28th day of May, 1999.

                                            COMPANY:
                                            CAPITAL SENIOR LIVING CORPORATION


                                            By:  /s/ David R. Brickman
                                                 -------------------------------

                                            EMPLOYEE:

                                            By:  /s/ James A. Stroud
                                                 -------------------------------
                                                     James A. Stroud




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                                                                    ATTACHMENT I
                                    INDEMNITY


         1. CAPITAL SENIOR LIVING CORPORATION (the "Corporation") will indemnify JAMES A. STROUD ("Indemnitee") in accordance with the following terms.

         2.       DEFINITIONS.  As used in this Indemnity:

                  (a) The term "Proceeding" shall include any threatened, pending or completed investigation, claim, action, suit or proceeding, whether of a civil, criminal, administrative or investigative nature (including without limitation any action, suit or proceeding by or in the right of the Corporation or Other Entity to procure a judgment in its favor), in which Indemnitee may be or may have been or may be threatened to be made or to become involved in any manner (including without limitation as a party or a witness) by reason of the fact that Indemnitee has advised the Corporation (as an officer, director or consultant of the Corporation) with respect to any matter, is alleged to have advised Other Entities with respect to any matter in which the Corporation was involved or related or by reason of anything actually or allegedly done or not done by Indemnitee in any of such capacities, and whether such advice, action or inaction occurred in the past or occurs after the date hereof. It is expressly agreed that "Proceeding" shall include any claim, action, suit or proceeding arising out of or related to the Corporation's business relationships with and proposed mergers with ILM Senior Living, Inc. and ILM II Senior Living, Inc., in connection with which the Corporation's Board of Directors in considering this Agreement has determined Indemnitee's actions and advice were in good faith and in the best interests of the Corporation. It is also expressly agreed that "Proceeding" shall include any claim, action, suit or proceeding arising out of allegations that Indemnitee's affiliates have engaged in transactions with the Corporation in which Indemnitee had a financial or conflicting interest.

                  (b) The term "Expenses" includes, without limitation, reasonable attorneys' fees and disbursements and all other reasonable costs, expenses and obligations actually and reasonably incurred by Indemnitee in connection with (i) investigating, defending, being a witness in or otherwise participating in, or preparing to defend, be a witness in or participate in, any Proceeding, or (ii) establishing a right to indemnification under Paragraph 6 of this Indemnity, but shall not include the amount of any judgments, fines or penalties entered or assessed against Indemnitee or any amounts paid or payable in settlement by Indemnitee.

                  (c) The term "Other Entity" includes, without limitation, any subsidiary or affiliate of the Corporation and any entity with which Indemnitee has served or is serving as an officer or director or otherwise in the general interest of the Corporation's business. It is expressly agreed that Indemnitee's (i) service with Capital Realty Group Senior
      Housing, Inc., a Texas corporation, and with its subsidiaries and partnerships in which it is a general partner, (ii) service with Capital Senior Living Communities, LP, and its general partner, Retirement Living Communities, L.P. and (iii) service with Tri-Point Communities, L.P. were all undertaken by the Indemnitee for the benefit of the Corporation, and all such entities and their affiliates are hereby agreed to be Other Entities within the meaning of this definition.




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         3. SCOPE OF INDEMNIFICATION.  Subject to Paragraph 7 of this Indemnity,
      the  Corporation  shall  indemnify   Indemnitee  in  accordance  with  the
      provisions of this Paragraph 3 if Indemnitee is or was or is threatened to be made or to become involved in any manner, including without limitation as a party or witness, in any Proceeding (including a Proceeding by or in the right of the Corporation or Other Entity to procure a judgment in its favor) against any and all Expenses and any and all judgments, fines and penalties entered or assessed against Indemnitee, and any and all amounts reasonably paid or payable in settlement by Indemnitee, in connection with such Proceeding, but only if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the Corporation's best interests and without gross negligence. THIS INDEMNITY
      EXPRESSLY   INDEMNIFIES   INDEMNITEE  AGAINST  HIS  OWN  NEGLIGENCE.   The
      termination of any Proceeding by judgment, order of court, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption for purposes of any provision of this Indemnity that Indemnitee did not act in good faith and in a manner
      Indemnitee   reasonably   believed   to  be  in  or  not  opposed  to  the
      Corporation's best interests, or with gross negligence.

         4. INDEMNIFICATION OF EXPENSES OF SUCCESSFUL PARTY; NO ADVERSE PRESUMPTION. Notwithstanding any other provisions of this Indemnity, to the extent that Indemnitee has been successful on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

         5. ADVANCES OF EXPENSES. The Expenses incurred by Indemnitee pursuant to Paragraph 3 in any Proceeding shall be paid by the Corporation in advance, promptly upon the written request of the Indemnitee, if Indemnitee shall undertake to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification. No security for the performance of any such undertaking shall be required and any such undertaking shall be accepted by the Corporation without regard to the financial capacity of Indemnitee to perform his obligations thereunder.

         6. RIGHT OF INDEMNITEE TO INDEMNIFICATION UPON APPLICATION: PROCEDURE UPON APPLICATION. Without limiting the obligation of the Corporation to promptly make payments in respect of Expenses in accordance with Paragraph 5, any indemnification under Paragraph 3 shall be made no later than 45 days after receipt by the Corporation of the written request of Indemnitee, unless a determination is made within said 45-day period by
      (1) the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who are not and were not parties to the relevant Proceeding, or (2) independent legal counsel in a written opinion (which counsel shall be appointed if such a quorum is not obtainable) that the Indemnitee has not met the relevant standards for indemnification set forth in Paragraph 3.

         The right to indemnification or advances as provided by this Indemnity shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Corporation. Indemnitee's Expenses reasonably incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.





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         7.   INDEMNIFICATION   HEREUNDER  NOT  EXCLUSIVE;   CONSTRUCTION.   The
      indemnification provided by this Indemnity shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation and/or Bylaws of the Corporation, any other indemnity, any vote of stockholders or disinterested Directors, or otherwise, either as to action in his official capacity on, prior or after the date hereof or as to action in any other capacity. The corporation hereby agrees and acknowledges that it will continue to honor its indemnification obligations to Indemnitee set forth in its Amended and Restated Certificate of Incorporation and/or Bylaws with respect to any existing or future lawsuit against the Corporation and any other actions pursuant to which Indemnitee would be entitled to indemnification.

         8. PARTIAL INDEMNIFICATION. In the event that Indemnitee is entitled under any provision of this Indemnity to indemnification by the Corporation for a portion but less than the entire amount of any Expenses, judgments, fines, penalties and/or amounts paid or payable in settlement, the Corporation shall fully indemnify Indemnitee in accordance with the applicable provisions of this Indemnity for such portion of such Expenses, judgments, fines, penalties and/or amounts paid in settlement.

         9. SUBROGATION. In the event that the Corporation provides any indemnification or makes any payment to Indemnitee in respect of any matter in respect of which indemnification or the advancement of expenses is provided for herein, the Corporation shall be subrogated to the extent of such indemnification or other payment to all of the related rights of recovery of Indemnitee against other persons or entities. Indemnitee shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights and enable the Corporation effectively to bring suit to enforce such rights (with all of Indemnitee's reasonable costs and expenses, including attorneys' fees and disbursements, to be reimbursed by or, at the option of Indemnitee, advanced by the Corporation).

         10. NO DUPLICATION OF PAYMENTS. The Corporation shall not be obligated under this Indemnity to provide any indemnification or make any payment to which Indemnitee is otherwise entitled hereunder to the extent, but only to the extent, that such indemnification or payment hereunder would be duplicative of any amount actually received by Indemnitee pursuant to any insurance policy, the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation and/or the Bylaws of the Corporation or otherwise. With respect to the Corporation's indemnity obligations concerning Other Entities, the Corporation shall have no obligation hereunder until and unless Indemnitee has first sought all available insurance coverage benefitting such Other Entities and indemnity available from such Other Entities and such insurance coverage and indemnity has been exhausted or has been denied.

         11. SAVING CLAUSE. If any provision of this Indemnity or the application of any provision hereof to any circumstance is held illegal, invalid or otherwise unenforceable, the remainder of this Indemnity and the application of such provision to any other circumstance shall not be affected, and the provision so held to be illegal, invalid or otherwise unenforceable shall be reformed to the extent (but only to the extent) necessary to make it legal, valid and enforceable.





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         12. NOTICE.  Indemnitee shall give to the Corporation notice in writing as soon as practicable of any claim made against him or her for which indemnification will or could be sought under this Indemnity, provided, however, that any failure to give such notice to the Corporation will relieve the Corporation from its obligations hereunder only if, and to the extent that, such failure results in the forfeiture of substantial rights and defenses. Notice to the Corporation shall be directed to the Corporation (to the attention of the Chief Executive Officer, with a copy to the General Counsel) at its principal executive office or such other address as the Corporation shall designate in writing to Indemnitee. Notice shall be deemed received when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or three calendar days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or one business day after having been sent for next-day delivery by a nationally recognized overnight courier. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and shall be within Indemnitee's power. The Corporation shall give prompt notice to Indemnitee of any potential claims against Indemnitee of which the Corporation becomes aware.

         13. APPLICABLE LAW. This Indemnity shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         14. SUCCESSORS. This Indemnity shall be binding upon the Corporation and its successors, including without limitation any person acquiring directly or indirectly all or substantially all of the business or assets of the Corporation whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the "Corporation" for purposes of this Indemnity), but will not otherwise be assignable, transferable or delegable by the Corporation. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Corporation, to assume and agree in writing to perform this Indemnity, expressly for the benefit of Indemnitee, in the same manner and to the same extent the Corporation would be required to perform if no such succession had taken place.

      Dated:  May 28, 1999                         CAPITAL SENIOR LIVING
                                                   CORPORATION

                                                   By:     /s/ David R. Brickman
                                                           ---------------------
                                                   Title: Vice President